Exhibit 107

Calculation of Filing

Fee Tables

Form S-8

(Form Type)

Evolution Petroleum Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other (1)	2,100,000 (2)	$5.71 (1)	$11,991,000	0.00015310	$1,835.82
Total Offering Amounts					$11,991,000		$1,835.82
Total Fee Offsets							$0
Net Fee Due							$1,835.82

(1)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act; this price is equal to the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 5, 2024.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock, par value $0.001 per share, of Evolution Petroleum Corporation issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.